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                                                                    Exhibit 5.1





Kenneth C. Hoffman
(305) 579-0809                                                December 3, 1996

Streicher Mobile Fueling, Inc.
2720 Northwest 55th Court
Fort Lauderdale, Florida 33309

                  Re:      Public Offering

Gentlemen:

         On October 18, 1996, Streicher Mobile Fueling, Inc., a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (No. 333-14501) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to: (i) the sale by the Company of up to 1,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock") and 1,000,000 Redeemable Common Stock Purchase Warrants (the "Warrants"), (ii) the sale by the Company of up to 75,000 shares of Common Stock which may be purchased by the Underwriters' pursuant to an over-allotment option (the "Over-Allotment Shares" and together with the Shares, the "Offering Shares"),(iii) the sale by a certain shareholder of the Company of up to 75,000 shares (the "Selling Shareholder Shares") of Common Stock pursuant to the Underwriters' over-allotment option, (iv) the sale by the Company of up to 150,000 Warrants subject to the Underwriters' over-allotment option, (v) the sale by the Company of 150,000 shares of Common Stock issuable upon exercise of Warrants subject to the Underwriters' over-allotment option, (vi) the sale by the Company of 115,000 shares of Common Stock issuable upon exercise of Underwriters'

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Streicher Mobile Fueling, Inc.
December 3, 1996
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Warrants (vii) the sale by the Company of 115,000 Warrants issuable upon exercise of the Underwriters' Warrants, and (viii) the sale by the Company of 115,000 shares of Common Stock underlying the Warrants subject to the Underwriters' Warrants (all of the foregoing securities together hereinafter referred to as the "Securities"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon copies of (i) the Company's Articles of Incorporation and Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Securities, (iii) the Registration Statement, exhibits thereto and the Prospectus forming a part of the Registration Statement (the "Prospectus"), (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers of directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that:

         1. The Offering Shares have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement and the Prospectus, will be validly issued, fully paid and nonassessable.

         2. The Selling Shareholder Shares have been duly and validly issued, and are fully paid and nonassessable.

         3. The Warrants have been duly authorized and when issued and sold in accordance with the Underwriting Agreement and the terms described in the Prospectus, will be validly issued, fully paid and nonassessable.

         4. The 1,380,000 shares of Common Stock issuable upon exercise of the Warrants and the Underwriters' Warrants, have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                   Very truly yours,

                                   GREENBERG, TRAURIG, HOFFMAN, LIPOFF,
                                   ROSEN & QUENTEL, P.A.


                                   By: /s/ GREENBERG, TRAURIG, HOFFMAN, LIPOFF,
                                           ROSEN & QUENTEL, P.A.
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